As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVIAT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3663	20-5961564
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Parker Drive, Suite C100A

Austin, Texas 78728

Telephone: (408) 941-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter A. Smith

President and Chief Executive Officer

200 Parker Drive, Suite C100A

Austin, Texas 78728

Telephone: (408) 941-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Katherine Terrell Frank

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

Telephone: (214) 220-7700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “Registration Statement”) replaces our previously filed Registration Statement on Form S-3 (File No. 333-279014) (the “Prior Registration Statement”) with regards to securities held by the selling stockholder. The Company is not currently eligible to use the Prior Registration Statement. We are filing this Registration Statement pursuant to an agreement with the selling stockholder, though we are not aware of the current intention of the selling stockholder included in this Registration Statement with regard to the sale of any of its securities.

The information in this prospectus is not complete and may be changed. The selling securityholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE 13, 2025.

PRELIMINARY PROSPECTUS

736,750 Shares of Common Stock

The securities to be offered and sold using this prospectus include 736,750 shares of our common stock, par value $0.01 per share (“common stock”). These shares of common stock may be offered and sold by the selling stockholder named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling stockholder will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. One or more free writing prospectuses may also be authorized to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

We are registering 736,750 shares of common stock for sale by the selling stockholder pursuant to the Registration Rights and Lock-Up Agreement, dated November 30, 2023, by and between the Company and the selling stockholder (the “RRA”). The shares registered hereby are subject to certain lock-up restrictions as set forth in the RRA. See “Selling Stockholder – Registration Rights and Lock-Up Agreement.”

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “AVNW.” On June 12, 2025, the last reported sale price of our common stock was $22.93 per share.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks described under the heading “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference from our filings with the Securities and Exchange Commission into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by the selling stockholder to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The selling stockholder will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     .

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, the selling stockholder may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to 736,750 shares of common stock. The selling stockholder is offering to sell the securities only in jurisdictions where offers and sales are permitted.

This prospectus provides you with a general description of the securities the selling stockholder may offer. Each time the selling stockholder offers securities under this prospectus, the selling stockholder will provide a prospectus supplement that will contain more specific information about the terms of that offering. One or more free writing prospectuses may also be authorized to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus authorized to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses authorized for use in connection with a specific offering. Neither we nor the selling stockholder have authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus authorized to be provided to you.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, market and industry data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified any of the data from third party sources or ascertained the underlying assumptions relied upon by such sources. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

In this prospectus, “we,” “our,” “us,” “Aviat Networks,” and the “Company” refer to Aviat Networks, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Aviat Networks, Inc.

Overview

We design, manufacture and sell wireless networking and access networking solutions and services to mobile and fixed telephone service providers, private network operators, government agencies, transportation and utility companies, public safety agencies and broadcast system operators across the globe. Our products include broadband wireless access base stations and customer premises equipment for fixed and mobile, point-to-point digital microwave radio systems for access, backhaul, trunking and license-exempt applications, supporting new network deployments, network expansion, and capacity upgrades.

Corporate Information

We were incorporated in Delaware in 2006 to combine the businesses of Harris Corporation’s Microwave Communications Division and Stratex Networks, Inc. On January 28, 2010, we changed our corporate name from Harris Stratex Networks, Inc. to Aviat Networks, Inc.

Our principal executive offices are located at 200 Parker Dr., Suite C100A, Austin, Texas 78728, and our telephone number is (408) 941-7100. Our common stock is listed on the Nasdaq Global Select Market under the symbol “AVNW.” Our corporate website is at www.Aviatnetworks.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our securities.

The Securities the Selling Stockholder May Offer

The selling stockholder may offer up to 736,750 shares of common stock from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities the selling stockholder may offer. Each time the selling stockholder offers securities under this prospectus, the selling stockholder will provide a prospectus supplement that will describe the specific amounts and prices of the securities. The applicable prospectus supplement and any related free writing prospectus authorized to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The selling stockholder may sell the securities directly to investors or to or through agents, underwriters or dealers. The selling stockholder and its agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If the selling stockholder does offer securities to or through agents or underwriters, the selling stockholder will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to the selling stockholder.

Use of Proceeds

The Company will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholder. See “Use of Proceeds” in this prospectus.

The Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “AVNW.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus authorized for use in connection with this offering. The risks described in these documents are not the only ones we face; there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Cautionary Statement Regarding Forward-Looking Information.”

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This prospectus, any applicable prospectus supplement, and the information incorporated by reference into this prospectus and each prospectus supplement contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including without limitation, statements of, about, concerning or regarding: our plans, strategies and objectives for future operations, including with respect to growing our business and sustaining profitability; our restructuring efforts; our research and development efforts and new product releases and services; trends in revenue; drivers of our business and the markets in which we operate; future economic conditions, performance or outlook, and changes in our industry and the markets we serve; the outcome of contingencies; the value of our contract awards; beliefs or expectations; the sufficiency of our cash and our capital needs and expenditures; our intellectual property protection; our compliance with regulatory requirements and the associated expenses; expectations regarding litigation; our intention not to pay cash dividends; seasonality of our business; the impact of foreign exchange and inflation; taxes; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by the use of forward-looking terminology, such as “anticipates,” “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “strategy,” “projects,” “targets,” “goals,” “seeing,” “delivering,” “continues,” “forecasts,” “future,” “predict,” “might,” “could,” “potential,” or the negative of these terms, and similar words or expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of the Company regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, the following:

•	disruption that the Company’s acquisition of NEC Corporation’s (“NEC”) wireless transport business (the “NEC Transaction”) may cause to customers, vendors, business partners and our ongoing business;

•

our ability to integrate the operations of the acquired NEC Corporation businesses with our existing operations and fully realize the expected synergies of the NEC Transaction on the expected timeline;

•	the impact of COVID-19 on our business, operations and cash flows;

•	disruptions relating to the ongoing conflict between Russia and Ukraine and the conflict in Israel and surrounding areas;

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing, and customer, product, and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet product development dates or anticipated cost reductions of new products;

•	our suppliers’ inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	the effects of inflation;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of our restructuring efforts;

•	the effects of currency and interest rate risks;

•	the effects of current and future government regulations;

•	general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business;

•	the conduct of unethical business practices in developing countries;

•	the impact of political turmoil in countries where we have significant business;

•	our ability to realize the anticipated benefits of any proposed or recent acquisitions;

•

the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships;

•	our ability to implement our stock repurchase program or that it will enhance long-term stockholder value;

•	the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions; and

•

other risks and uncertainties, including those described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q.

As a result of these factors, we cannot assure that the forward-looking statements in this prospectus, any prospectus supplement, or the documents that are incorporated by reference herein or therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

You should read this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

General

Aviat Networks, Inc. (the “Company,” “we,” or “our”) is incorporated in the State of Delaware. We have two classes of registered securities, common stock and preferred share purchase rights (“Rights”). As of June 12, 2025, we have 12,735,328 shares of the Company’s common stock outstanding.

The rights of our security holders are generally covered by Delaware law and our certificate of incorporation (“Certificate”) and by-laws (“Bylaws”) (each as amended or restated and in effect as of the date hereof). The terms of our securities are therefore subject to Delaware law, including the Delaware General Corporation Law (the “DGCL”), and the common and constitutional law of Delaware. Additionally, the terms of the Rights are described in that certain Tax Benefit Preservation Plan, dated as of March 3, 2020 (as amended and restated on August 27, 2020, as amended, the “Plan”), between the Company and Computershare Inc., as rights agent. We submitted the Plan to a stockholder vote and our stockholders approved the Plan at the 2020 Annual Meeting of Stockholders. Our Board of Directors (the “Board”) adopted Amendment No. 1 to the Plan (the “Amendment to the Plan”) on February 28, 2023, which was submitted to a stockholder vote and approved by our stockholders at the 2023 Annual Meeting of Stockholders.

This description is a summary and does not purport to be complete. Our Certificate, Bylaws and the Plan are incorporated by reference or filed as an exhibit to the Annual Report on Form 10-K, and amendments or restatements of each will be filed with the SEC in future periodic or current reports in accordance with the rules of the SEC. We encourage you to read our Certificate and Bylaws, the Plan, and the applicable provisions of the DGCL for additional information.

For information on how to obtain copies of our Certificate, Bylaws, and the Plan, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”

Authorized Capital Stock

We are authorized to issue 300,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of stockholders. Holders of our common stock do not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so. The voting rights of holders of our Series A Participating Preferred Stock (“Series A Preferred Stock”), which are discussed in further detail below, or of any future series of preferred stock issued by the Board, may affect the voting power associated with our common stock.

Dividend Rights

Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of our common stock are entitled to dividends when, as and if declared by our Board out of funds legally available therefor.

Liquidation Rights

If we liquidate or dissolve our business, whether voluntarily or involuntarily, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders, including holders of Series A Preferred Stock, if any, receive their distributions.

Other

Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision. The outstanding shares of our common stock are fully paid and non-assessable with no restrictions on alienability.

Stock Exchange Listing

Our common stock is traded on The Nasdaq Global Select Market under the symbol “AVNW.”

Preferred Stock

The Board generally will be authorized, without further stockholder approval, to issue from time to time up to an aggregate of 50,000,000 shares of preferred stock, in one or more series. The Board is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

•	the distinctive serial designation of such series which shall distinguish it from other series;

•	the number of shares included in such series;

•

the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

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whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

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the amount or amounts which shall be payable out of the assets of the Company to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Company, and the relative rights of priority, if any, of payment of the shares of such series;

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the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events;

•

the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon happening of a specified event or events, into shares of any other class or classes of stock of the Company, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

•	whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

The rights of the holders of common stock will generally be subordinate to the rights of holders of any preferred stock issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock. As of the date hereof, the Board has designated one series of preferred stock, the Series A Preferred Stock. No shares of the Series A Preferred Stock are currently issued or outstanding.

Preferred Share Purchase Rights

Rights Plan

On March 3, 2020, the Board authorized and declared a dividend distribution of one Right for each outstanding share of common stock of the Company to stockholders of record as of the close of business on March 13, 2020 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value $0.01 per share, of the Company at an exercise price of $35.00 (the “Exercise Price”) per one one-thousandth of a share of Series A Preferred Stock, subject to adjustment. The complete terms of the Rights are set forth in the Plan.

The Plan is intended to protect the Company’s ability to use its net operating losses, any loss or deduction attributable to a “net unrealized built-in loss” and other tax attributes (collectively, “Tax Benefits”). If the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code (the “Code”), its ability to use the Tax Benefits could be substantially limited, and the timing of the usage of the Tax Benefits could be substantially delayed, which could significantly impair the value of the Tax Benefits. Generally, an “ownership change” occurs if the percentage of the Company’s stock owned by one or more “five percent stockholders” increases by more than 50 percentage points over the lowest percentage of stock owned by such stockholders at any time during the prior three-year period or, if sooner, since the last “ownership change” experienced by the Company.

The Plan is intended to act as a deterrent to any person acquiring 4.9% or more of the outstanding shares of common stock without the approval of the Board. This would protect the Tax Benefits because changes in ownership by a person owning less than 4.9% of the shares of common stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code. We submitted the Plan to a stockholder vote and our stockholders approved the Plan at the 2020 Annual Meeting of Stockholders. On February 28, 2023, the Board approved, and the Company and Computershare Inc., as Rights Agent, entered into the Amendment to the Plan, which extends the final expiration date of the Plan from March 3, 2023 to March 3, 2026. The Amendment to the Plan was submitted to a stockholder vote and approved by stockholders at the 2023 Annual Meeting of Stockholders.

Distribution and Transfer of Rights; Rights Certificates

The Board declared a dividend of one Right for each outstanding share of common stock as of the Record Date. Prior to the Distribution Date referred to below:

•

The Rights are evidenced by and trade with the certificates for the shares of common stock (or, with respect to any uncertificated shares of common stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed.

•

New certificates issued after the Record Date for shares of common stock will contain a legend incorporating the Plan by reference (for uncertificated shares of common stock registered in book entry form, this legend will be contained in a notation in book entry).

•

The surrender for transfer of any certificates for shares of common stock (or the surrender for transfer of any uncertificated shares of common stock registered in book entry form) will also constitute the transfer of the Rights associated with such shares of common stock.

•	Rights will accompany any new shares of common stock that are issued after the Record Date.

Distribution Date

Subject to certain exceptions specified in the Plan, the Rights will separate from the shares of common stock and become exercisable following (1) the 10th business day (or such later date as may be determined by the Board) after the public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”)

has acquired beneficial ownership of 4.9% or more of the shares of common stock or (2) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 4.9% or more of the shares of common stock. For purposes of the Plan, beneficial ownership is defined to include the ownership of derivative securities. Any person or group of affiliated or associated persons who beneficially owns 4.9% or more of the outstanding shares of common stock as of the announcement of the Plan will not be an Acquiring Person, but only for so long as such person or group does not become the beneficial owner of any additional shares of common stock.

The date on which the Rights separate from the shares of common stock and become exercisable is referred to as the “Distribution Date.” After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the shares of common stock. Thereafter, such Rights certificates alone will represent the Rights.

Preferred Shares Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for the Exercise Price, one one-thousandth of a share of Series A Preferred Stock having economic and other terms similar to that of one share of common stock. This portion of a share of Series A Preferred Stock is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock, and should approximate the value of one share of common stock.

More specifically, each one one-thousandth of a share of Series A Preferred Stock, if issued, will:

•	not be redeemable;

•	entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•	entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;

•	have the same voting power as one share of common stock (see “Voting Rights of Series A Preferred Stock” below for additional information); and

•	entitle holders to a per share payment equal to the payment made on one share of common stock if the shares of common stock are exchanged via merger, consolidation or a similar transaction.

Voting Rights of Series A Preferred Stock

If issued, holders of our Series A Preferred Stock will be entitled to one thousand votes per share of preferred stock (subject to adjustment upon the occurrence of certain specified events, including a stock split, reverse stock split or payment of dividends in common stock) on all matters submitted to a vote of the stockholders of the Company. Except as provided in the Certificate, the Bylaws, any certificate of designation of preferred stock or by law, the holders of Series A Preferred Stock and common stock will vote together as one class on all matters submitted to a vote of the stockholders of the Company. Upon the occurrence and continuance of a default with respect to the payment of dividends to the holders of Series A Preferred Stock, the holders of the Series A Preferred Stock, voting as a class, have the right to elect two directors to the Board, who shall serve for so long as such default continues. After such election and during the continued period of default, the number of directors shall not be increased or decreased except by vote of the holders of the Series A Preferred Stock.

Flip-In Trigger

If an Acquiring Person obtains beneficial ownership of 4.9% or more of the shares of common stock, except pursuant to an offer for all outstanding shares of common stock that the independent members of the Board determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders after receiving advice from one or more investment banking firms, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below. Following the occurrence of an event set forth in preceding sentence, all Rights that are or, under certain circumstances specified in the Plan, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip-Over Trigger

If, after an Acquiring Person obtains 4.9% or more of the shares of common stock, (1) the Company merges into another entity, (2) an acquiring entity merges into the Company or (3) the Company sells or transfers more than 50% of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights

The Rights will be redeemable at the Company’s option for $0.01 per Right (payable in cash, shares of common stock or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.9% or more of the shares of common stock. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.01 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Exchange Provision

At any time after the date on which an Acquiring Person beneficially owns 4.9% or more of the shares of common stock and prior to the acquisition by the Acquiring Person of 50% of the shares of common stock, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for shares of common stock at an exchange ratio of one share of common stock per Right (subject to adjustment). In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one share of common stock.

Expiration of the Rights

The Rights expire on the earliest of (1) 5:00 p.m., New York City time, on March 3, 2026 (unless such date is extended); (2) the redemption or exchange of the Rights as described above; (3) the repeal of Section 382 of the Code or any other change if the Board determines that the Plan is no longer necessary or desirable for the preservation of the Tax Benefits; (4) the time at which the Board determines that the Tax Benefits are fully utilized or no longer available pursuant to Section 382 of the Code or that an ownership change pursuant to Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the Tax Benefits, or materially impair the amount of the Tax Benefits that could be used by the Company in any particular time period, for applicable tax purposes; or (5) a determination by the Board that the Plan is no longer in the best interests of the Company and its stockholders.

Amendment of Terms of the Plan and the Rights

The terms of the Rights and the Plan may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Plan may be amended without the consent of the holders of Rights in order to (1) cure any ambiguities, (2) shorten or lengthen any time period pursuant to the Plan or (3) make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights

The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as stockholder of the Company.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of shares of Series A Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the shares of Series A Preferred Stock or common stock.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price. No fractional shares of Series A Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of such shares.

Transfer Agent and Registrar

Computershare Investor Services is the transfer agent and registrar for our common stock and the Rights.

Potential Anti-Takeover Effects

Some provisions of our Certificate and Bylaws and of the DGCL could make the acquisition of control of our company and/or the removal of our existing management more difficult, including the following:

•

Subject to certain rights provided to the holders of Series A Preferred Stock, our Board fixes the size of the Board, may create new directorships and may appoint new directors to serve in such newly-created positions until the next election of one or more directors by our stockholders.

•

Our Board is expressly authorized to amend or repeal our Bylaws, or adopt new bylaws, except that certain sections of the Bylaws (as specified therein) may only be amended with the approval of 2/3 of certain specified directors and/or the approval of the stockholders otherwise required by applicable law or the Bylaws for such amendment.

•	We have advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

•	Stockholders have no preemptive right to acquire our securities.

•

Our Board has ability to authorize and issue undesignated preferred stock. This ability makes it possible for our Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us as further described under “Preferred Stock” above.

•

As further discussed above, our Board has issued the Rights and adopted the Plan. The Plan is intended to act as a deterrent to any person acquiring 4.9% or more of the outstanding shares of common stock without the approval of the Board in order to preserve certain Tax Benefits.

Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company in state court, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the Company to the Company or our stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee arising pursuant to any provision of the Delaware General Corporation Law or the Certificate the

Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee governed by the internal affairs doctrine shall be the Delaware Court of Chancery (or if the Delaware Court of Chancery does not have subject matter jurisdiction, a state court located within the State of Delaware or, if no state court located within the State of Delaware has subject matter jurisdiction, the federal district court for the District of Delaware).

Additionally, we are a Delaware corporation and are subject to Section 203 of the DGCL. In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

•	before that person became a 15% stockholder, our Board approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owned at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the Plan will be tendered in a tender or exchange offer); and

•

after the transaction in which that person became a 15% stockholder, the business combination is approved by our Board and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our Board. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

SELLING STOCKHOLDER

This prospectus covers the public resale of the shares of common stock issued by us to the selling stockholder in connection with the closing of the NEC Transaction, which we refer to collectively herein as the “Shares.” The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the Shares owned by it, but makes no representation that any of the Shares will be offered for sale. The table below presents information regarding the selling stockholder and the Shares that the selling stockholder may offer and sell from time to time under this prospectus. The term “selling stockholder” includes the stockholder listed in the table below and its transferees, pledgees, donees, assignees or other successors.

The following table sets forth:

•	the name of the selling stockholder;

•	the number of Shares beneficially owned by the selling stockholder prior to the sale of the Shares covered by this prospectus;

•	the number of Shares that may be offered by the selling stockholder pursuant to this prospectus;

•	the number of Shares to be beneficially owned by the selling stockholder following the sale of any Shares covered by this prospectus; and

•	the percentage of common stock owned by the selling stockholder following the sale of any Shares covered by this prospectus.

All information with respect to common stock ownership of the selling stockholder has been furnished by or on behalf of the selling stockholder and is as of April 28, 2025. Based on information supplied by the selling stockholder, except as may otherwise be indicated in the footnotes to the table below, the selling stockholder has sole voting and dispositive power with respect to the common stock reported as owned by it.

Because the selling stockholder identified in the table may sell some or all of the Shares owned by it which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares (except as described herein or in the RRA), no estimate can be given as to the number of Shares available for resale hereby that will be held by the selling stockholder upon termination of this offering. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholder will sell all of the Shares beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our common stock that they may presently own. The percent of beneficial ownership for the selling stockholder is based on 12,735,328 shares of our common stock outstanding as of June 12, 2025.

			Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus
	Shares of Common Stock Owned Prior to this Offering			Shares of Common Stock Owned After Sale of Shares
	Number	Percent		Number	Percent
Selling Stockholder
NEC Corporation(1)	736,750	5.79%	736,750	0	0%
Total	736,750	5.79%	736,750	0	0%

(1)	These shares are held directly by NEC Corporation. The address of NEC Corporation is 7-1, Shiba 5-chome, Minato-ku, Tokyo, Japan.

The NEC Transaction

We and the selling stockholder entered into the Master Sale of Business Agreement between NEC and the Company dated May 9, 2023 (as amended by the Amendment to the Master Sale of Business Agreement dated November 30, 2023) (the “MSBA”), pursuant to which the Company purchased certain assets and liabilities from NEC in the NEC Transaction, which closed on November 30, 2023. Initial consideration due at the closing of the NEC Transaction was comprised of (i) an amount in cash equal to approximately $42 million, subject to certain post-closing adjustments, and (ii) the issuance of the Shares.

As a result of the closing of the NEC Transaction contemplated under the MSBA, NEC became a beneficial owner of Shares. Pursuant to the MSBA, NEC has a right to require the Company to nominate and take such steps within its control to have elected to the Board of the Company at the annual general meeting (or, if one is convened earlier, any extraordinary general meeting) of the Company’s stockholders, an individual designated by NEC. Asako Aoyama was formerly the director designated by NEC, but NEC has not currently named any director.

Registration Rights and Lock-Up Agreement

In connection with the NEC Transaction, we entered into the RRA, dated as of November 30, 2023, with the selling stockholder. Pursuant to the RRA, the selling stockholder has certain rights briefly outlined below, upon the terms and subject to the conditions set forth therein.

Shelf Registration. Subject to certain limitations, within 30 days prior to the Initial Lock-Up Expiration Date (as defined in the RRA), we shall prepare and file a registration statement to permit the public resale of all the Registrable Securities by the selling stockholder from time to time and shall use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter.

Shelf Takedowns. Subject to certain limitations, the selling stockholder is entitled to request shelf takedowns, including underwritten shelf takedowns so long as such underwritten shelf takedown covers the disposition of at least 50% of the Shares or the selling stockholder reasonably expects gross proceeds of at least $15 million from such underwritten shelf takedown, subject to certain other limitations, including the Company’s ability to delay such shelf takedowns in certain circumstances.

Piggyback Rights. Subject to certain limitations, the selling stockholder is entitled to request to participate in, or “piggyback” on, registrations of any of our common stock for sale by us in an underwritten offering.

Conditions and Limitations. The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters, as applicable, to limit the number of shares to be included in a registration statement and our right to delay or withdraw a registration statement under specified circumstances.

Expenses and Indemnification. In connection with any registration effected pursuant to the terms of the RRA, we are required to pay for all of the fees and expenses incurred in connection with such registration, including, without limitation, registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and fees of transfer agents and registrars. However, the underwriting fees, discounts, selling commissions, transfer taxes, roadshow costs and expenses, and fees and expenses of counsel are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities and each of their respective officers, directors, and each person who controls such holders, against certain losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees) to which they may become subject in connection with the sale of the common stock owned by the selling stockholder and registered under this prospectus.

Pursuant to the terms of the RRA, the selling stockholder agreed, subject to certain customary exceptions, not to, directly or indirectly, offer, sell, pledge, encumber, hypothecate, enter into any contract or sell, grant an option to purchase, short sell, assign, transfer, exchange, gift, bequest or otherwise dispose of any Shares prior to the Initial Lock-Up Expiration Date, as described in the RRA. One day after the Initial Lock-Up Expiration Date, one-twelfth of the Shares shall be released from the Lock-Up (as defined in the RRA), and an additional one-twelfth of the Shares shall be released from the Lock-Up in each subsequent month, such that all of the Shares shall be released from Lock-Up by the two-year anniversary of the day immediately following the closing date of the NEC Transaction.

Please see our most recent Annual Report on Form 10-K, including any proxy statement incorporated into such Annual Report, for additional descriptions of the nature of any position, office, or other material relationship which the selling stockholder has had within the past three years with us and our affiliates.

PLAN OF DISTRIBUTION

The selling stockholder may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933 (“Securities Act”), or a combination of these methods or any other method permitted pursuant to applicable law. The selling stockholder may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. The selling stockholder may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus authorized to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the terms of the offering;

•	the name or names of the underwriters, dealers, or agents, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, the selling stockholder will receive from the sale;

•	any options (whether or not to cover over-allotments) under which underwriters may purchase additional securities from the selling stockholder;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The selling stockholder may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If dealers are used for the sale of securities, the selling stockholder, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The selling stockholder will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

The selling stockholder may sell securities directly or through agents it designates from time to time. The selling stockholder will name any agent involved in the offering and sale of securities and the selling stockholder will describe any commissions the selling stockholder will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, its agent will act on a best-efforts basis for the period of its appointment.

The selling stockholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The selling stockholder will describe the conditions to these contracts and the commissions the selling stockholder must pay for solicitation of these contracts in the prospectus supplement.

The selling stockholder may sell the securities directly in transactions not involving underwriters, dealers, or agents.

The selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The selling stockholder will describe the terms of any such sales in the prospectus supplement.

The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with the selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

If the selling stockholder uses an underwriter for a sale of securities, such underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (“Exchange Act”). Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We cannot assure you that the selling stockholder will sell all or any portion of our common stock offered hereby. In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.

Under the RRA entered into with the selling stockholder, we agreed to use our commercially reasonable efforts to ensure the registration statement of which this prospectus constitutes a part remains continuously effective under the Securities Act until the date that all Registrable Securities (as defined in the RRA) covered by this registration statement have ceased to be Registrable Securities.

The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act. Pursuant to the RRA, we have agreed to indemnify the selling stockholder against certain liabilities to which they may become subject in connection with the sale of the common stock owned by the selling stockholder and registered under this prospectus. We may indemnify underwriters, brokers, dealers and agents against specific liabilities to which they may become subject in connection with the sale of the common stock owned by the selling stockholder and registered under this prospectus.

LEGAL MATTERS

Vinson & Elkins L.L.P., Dallas, Texas, will pass upon the validity of the securities offered by this prospectus, and any supplement thereto, unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Aviat Networks, Inc. as of June 28, 2024 and June 30, 2023, and for each of the two fiscal years in the period ended June 28, 2024, incorporated by reference in this Prospectus, and the effectiveness of Aviat Networks, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The consolidated financial statements of Aviat Networks, Inc. for the fiscal year ended July 1, 2022, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined carve-out abbreviated financial statements of the Wireless Transport Business of NEC Corporation as of and for the fiscal year ended March 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG AZSA LLC, an independent auditor, appearing elsewhere and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-1 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.Aviatnetworks.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our securities.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-377789):

•	our Annual Report on Form 10-K, for the year ended June 28, 2024, filed with the SEC on October 4, 2024;

•

our Quarterly Reports on Form 10-Q, for the quarters ended September 27, 2024, December 27, 2024, and March 28, 2025, filed with the SEC on November 5, 2024, February  4, 2025, and May 6, 2025, respectively;

•

our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on February  9, 2024, April  30, 2024, October  22, 2024, November  8, 2024, February  3, 2025, April  22, 2025, and June 13, 2025.

•

the information specifically incorporated by reference in our Annual Report on Form 10-K, for the year ended June  28, 2024, from our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 7, 2024;

•

the description of our common stock set forth in our registration statement on Form 8-A12B, filed with the SEC on January 26, 2007, and in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on August 30, 2023, including any amendment or report filed for the purpose of updating such description; and

•

the description of our preferred share purchase rights set forth in our registration statement on Form 8-A12B, filed with the SEC on March 4, 2020, and in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on August 30, 2023, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement made in this prospectus or contained in a document all or a portion of which is incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequent prospectus supplement to this prospectus or, if appropriate, post-effective amendment to the registration statement that includes this prospectus, modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Aviat Networks, Inc.

Attn: Chief Financial Officer

200 Parker Drive, Suite C100A

Austin, Texas 78728

(408) 941-7100

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Expenses	Amount
SEC registration fee		$2,504.08
FINRA filing fee (if applicable)		*
Accounting Fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Printing and miscellaneous fees and expenses		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 14.	Indemnification of Officers and Directors

Subsection (a) of Section 145 of the DGCL allows a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL allows a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth in the preceding paragraph, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL also allows a corporation to provide in its certificate of incorporation for the elimination or limit of the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability: (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) of officers in any action by or in the right of the corporation.

Our Certificate of Incorporation provides that our directors or officers shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may thereafter be amended. If the DGCL is amended to authorize corporate action further limiting or eliminating the liability of directors or officers to the Company or its stockholders, then without any further action by any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, government entity or other entity of any kind or nature such liability shall be so limited or eliminated to the fullest extent permitted by the DGCL as so amended. No adoption, amendment, modification or repeal of the Certificate of Incorporation shall adversely affect any right or protection of a director or officer existing at the time of such adoption, amendment, modification or repeal with respect to acts or omissions occurring prior to such time.

Our Bylaws require us to indemnify each of our directors and officers with respect to their activities as a director, officer, or employee of ours, or when serving at our request as a director, officer, or trustee of another corporation, trust, or other enterprise, to the fullest extent permitted under the DGCL, against losses and expenses (including attorney fees, judgments, fines, and amounts paid in settlement) incurred by them in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they are, or are threatened to be made, a party(ies) as a result of their service to us. Under our Bylaws, each director or officer will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of ours with respect to suits or proceedings arising from his or her service with us.

In addition, we carry directors’ and officers’ liability insurance, which includes similar coverage for our directors and executive officers.

In addition, the Company has entered into indemnification agreement with each director and officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

In any underwriting agreement the registrant enters into in connection with the sale of its securities being registered hereby, the underwriters may agree to indemnify, under certain circumstances, the registrant, its officers, its directors, and its controlling persons within the meaning of the Securities Act, against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities

On November 30, 2023, the Company issued 736,750 shares of common stock to NEC as consideration in exchange for certain assets and liabilities related to NEC’s wireless backhaul business.

The Company’s issuance of 736,750 shares of common stock in connection with the closing of the NEC Transaction was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, as (a) the transaction did not involve any public offering, (b) there was only one recipient and (c) representations from NEC to support such exemption, including with respect to NEC’s status as an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act).

Item 16.	Exhibits and Financial Statement Schedules

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

EXHIBIT INDEX

		Incorporated by Reference				Filed Herewith
EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT	Form	File No.	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement

2.1#¥	Master Sale of Business Agreement, dated May 9, 2023, by and between Aviat Networks, Inc. and NEC Corporation.	8-K	001-33278	2.1	05/29/2023

2.2#¥	Amendment to the Master Sale of Business Agreement, dated November 30, 2023, by and between Aviat Networks, Inc. and NEC Corporation.	8-K	001-33278	2.2	12/01/2023

3.1	Amended and Restated Certificate of Incorporation of Aviat Networks, Inc., as amended.	8-K	001-33278	3.1	11/13/2023

3.2	Amended and Restated Bylaws of Aviat Networks, Inc.	8-K	001-33278	3.1	08/24/2023

4.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock.	8-K	001-33278	3.2	09/07/2016

4.2	Specimen common stock certificate.	10-K	001-33278	4.1.1	09/09/2010

4.3	Amended and Restated Tax Benefit Preservation Plan, dated as of August 27, 2020, by and between Aviat Networks, Inc. and Computershare Inc., as Rights Agent.	8-K	001-33278	4.1	08/31/2020

4.4	Amendment No. 1 to the Amended and Restated Tax Benefit Preservation Plan, dated as of February 8, 2023, by and between Aviat Networks, Inc. and Computershare Inc., as Rights Agent.	8-K	001-33278	4.1	02/28/2023

4.5	Description of Registered Securities.	10-K	001-33278	4.5	08/30/2023

5.1	Opinion of Vinson & Elkins L.L.P.					X

10.1#◇	Registration Rights and Lock-Up Agreement, dated November 30, 2023, by and between Aviat Networks, Inc. and NEC Corporation.	8-K	001-33278	10.1	12/01/2023

10.2#◇	Manufacturing and Supply Agreement, dated November 30, 2023, by and among Aviat Networks, Inc., NECPF and NEC Corporation.	8-K	001-33278	10.2	12/01/2023

10.3#◇	Global Transition Services Agreement, dated November 30, 2023, by and between Aviat Networks, Inc. and NEC Corporation.	8-K	001-33278	10.3	12/01/2023

		Incorporated by Reference				Filed Herewith
EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT	Form	File No.	Exhibit	Filing Date

10.4#◇	Global Seller Transition Services Agreement, dated November 30, 2023, by and between Aviat Networks, Inc. and NEC Corporation.	8-K	001-33278	10.4	12/01/2023

10.5#◇	Distribution Agreement, dated November 30, 2023, by and between Aviat Singapore and NEC South Africa.	8-K	001-33278	10.5	12/01/2023

10.6#◇	Framework Agreement, dated November 30, 2023, by and between Aviat Singapore and NEC Saudi Arabia.	8-K	001-33278	10.6	12/01/2023

10.7#◇	Distribution Agreement, dated November 30, 2023, by and between Aviat Singapore and NEC New Zealand.	8-K	001-33278	10.7	12/01/2023

10.8#◇	Distribution Agreement, dated November 30, 2023, by and between Aviat Singapore and NEC Malaysia.	8-K	001-33278	10.8	12/01/2023

10.9#◇	Trademark License Agreement, dated November 30, 2023, by and between Aviat Networks, Inc. and NEC Corporation.	8-K	001-33278	10.9	12/01/2023

10.10#◇	Intellectual Property License Agreement, dated November 30, 2023, by and between Aviat Networks, Inc. and NEC Corporation.	8-K	001-33278	10.10	12/01/2023

10.11#◇	Trademark Assignment Agreement, dated November 30, 2023, by and between Aviat Networks, Inc. and NEC Corporation.	8-K	001-33278	10.11	12/01/2023

10.12#◇	Development Services Agreement, dated November 30, 2023, by and between Opco and NEC Corporation.	8-K	001-33278	10.12	12/01/2023

10.13#◇	Credit Agreement, dated May 9, 2023, by and among Aviat Networks, Inc., Opco, Singapore Borrower and Lenders.	8-K	001-33278	10.1	05/09/2023

10.14#◇	First Amendment to Credit Agreement, dated November 22, 2023, by and among Borrowers and Lender.	8-K	001-33278	10.1	12/29/2023

10.15	Intellectual Property Agreement, dated January 26, 2007, by and between Harris Stratex Networks, Inc. and Harris Corporation.	8-K	001-33278	10.4	02/01/2007

10.16	Tax Sharing Agreement, dated January 26, 2007, by and between Harris Stratex Networks, Inc. and Harris Corporation.	8-K	001-33278	10.11	02/01/2007

10.17+	Standard Form of Executive Employment Agreement between Harris Stratex Networks, Inc. and certain executives.	8-K	001-33278	10.16	02/01/2007

		Incorporated by Reference				Filed Herewith
EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT	Form	File No.	Exhibit	Filing Date

10.18	Letter Agreement, dated January 11, 2015, by and among Aviat Networks, Inc., Steel Partners Holdings L.P., Lone Star Value Management, LLC and certain other parties.	8-K	001-33278	10.1	01/12/2015

10.19	Lease Agreement, dated June 8, 2016, by and between Aviat Networks, Inc., through its wholly owned subsidiary Aviat U.S., Inc., and The Irvine Company LLC.	10-K	001-33278	10.34	09/09/2016

10.20+	Employment Agreement, dated January 2, 2020, by and between Aviat Networks, Inc. and Peter Smith.	8-K	001-33278	10.1	01/02/202

10.20.1+	First Amendment to the Employment Agreement, dated May 17, 2021, by and between Aviat Networks, Inc. and Peter Smith.	8-K	001-33278	10.1	05/18/2021

10.20.2+	Second Amendment to the Employment Agreement, dated July 4, 2021, by and between Aviat Networks, Inc. and Peter Smith.	8-K	001-33278	10.1	07/07/2021

10.20.3+	Employment Agreement, dated April 15, 2024, by and between Aviat Networks, Inc. and Peter Smith.	10-K	001-33278	10.20.3	10/04/2024

10.21+	Aviat Networks, Inc. Amended and Restated 2018 Incentive Plan.	DEF14A	001-33278	Appendix 1	09/27/2021

10.22+	Employment Agreement, dated September 21, 2021, by and between Aviat Networks, Inc. and David Gray.	8-K	001-33278	10.1	10/18/2021

10.22.1+	Employment Agreement, dated April 15, 2024, by and between Aviat Networks, Inc. and David Gray.	10-K	001-33278	10.22.1	10/04/2024

10.22.2+	Amendment of Employment Agreement and Release Agreement, dated May 28, 2024, by and between Aviat Networks, Inc. and David Gray.	8-K	001-33278	10.1	05/28/2024

10.23	Independent Contractor Agreement, dated May 28, 2024, by and between Aviat Networks, Inc. and David Gray.	8-K	001-33278	10.2	05/28/2024

10.24+	Employment Agreement, dated July 1, 2012, by and between Aviat Networks, Inc. and Bryan Tucker.	10-K	001-33278	10.12	09/14/2022

10.24.1+	Letter Agreement amending Employment Agreement, dated June 27, 2019, by and between Aviat Networks, Inc. and Bryan Tucker.	10-K	001-33278	10.12.1	09/14/2022

		Incorporated by Reference				Filed Herewith
EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT	Form	File No.	Exhibit	Filing Date

10.25	Independent Contractor Agreement, dated October 3, 2023, by and between Aviat Networks, Inc. and Bryan Tucker.	8-K	001-33278	10.2	10/04/2023

10.26+	Employment Agreement, dated April 15, 2024, by and between Aviat Networks, Inc. and Erin Boase.	10-K	001-33278	10.26	10/04/2024

10.27+	Employment Agreement, dated April 15, 2024, by and between Aviat Networks, Inc. and Gary Croke.	10-K	001-33278	10.27	10/04/2024

10.28+	Employment Agreement, dated May 28, 2024, by and between Aviat Networks, Inc. and Michael Connaway.	10-K	001-33278	10.28	10/04/2024

21.1	List of subsidiaries of Aviat Networks, Inc.	10-K	001-33278	21	10/04/2024

23.1	Consent of BDO USA, P.C., an Independent Registered Public Accounting Firm.					X

23.2	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm.					X

23.3	Consent of KPMG AZSA LLC, an Independent Auditor.					X

23.4	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)					X

24.1	Power of Attorney (contained on the signature pages).					X

107	Filing Fee Table.					X

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in this registration statement.
#

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC on request.

¥	Certain portions of this exhibit were redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K.
◇	Certain portions of this exhibit were redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.
+	Management compensatory contract, arrangement or plan.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 13, 2025.

AVIAT NETWORKS, INC.

By:	/s/ Peter A. Smith
Name:	Peter A. Smith
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter A. Smith and Michael Connaway, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter A. Smith Peter A. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2025

/s/ Michael Connaway Michael Connaway	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 13, 2025

/s/ John Mutch John Mutch	Chairman of the Board	June 13, 2025

/s/ Bryan Ingram Bryan Ingram	Director	June 13, 2025

/s/ Michele Klein Michele Klein	Director	June 13, 2025

/s/ Laxmi Akkaraju Laxmi Akkaraju	Director	June 13, 2025

/s/ Bruce Taten Bruce Taten	Director	June 13, 2025

/s/ Scott Halliday Scott Halliday	Director	June 13, 2025